EXHIBIT 23.1

PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers
Chartered Accountants
Dorchester House
7 Church Street
Hamilton HM 11
Bermuda
Telephone +1 (441) 295 2000
Facsimile +1 (441) 295 1242
www.pwc.com/bermuda

May 2, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form S-1 of our report dated March 28, 2008, except for Note 14, as to which the date is April 23, 2008, relating to the financial statements and financial statement schedules of Maiden Holdings, Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers

Chartered Accountants